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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

    We consent to the use of our report dated January 5, 2001, with respect to the financial statements of Bradford Particle Design plc for the year ended May 31, 2000 included in Amendment No. 1 to Form 8-K of Inhale Therapeutic Systems, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
October 1, 2001

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Consent of Ernst & Young LLP, Independent Auditors